Exhibit 10.2

RATIFICATION OF ASSIGNMENT AND ASSUMPTION OF SUBLEASE

AND AMENDMENT TO SUBLEASE

This RATIFICATION OF ASSIGNMENT AND ASSUMPTION OF SUBLEASE AND AMENDMENT TO SUBLEASE (this “Amendment”) is entered into as of March 31, 2023, by and between Boonton Electronics Corp., a New Jersey corporation (“Sublandlord”), and Microlab/FXR LLC, a New Jersey limited liability company (“Subtenant”), and is joined by RF Industries, Ltd., a Nevada corporation (“Prior Subtenant”) for purposes of ratifying the assignment of the Sublease.

WHEREAS, Sublandlord and Subtenant, as successor by Prior Subtenant, are parties to that Sublease dated December 16, 2021 (the “Sublease”) for 23,300 rentable square feet of space in the building known as 25 Eastmans Road, Parsippany, New Jersey 07054, as more particularly described in the Sublease.

WHEREAS, effective as of March 1, 2022 (the “Assignment Effective Date”), Prior Subtenant assigned all of its rights and liabilities under the Sublease to Subtenant, as contemplated by Section 2 of the Sublease, and Subtenant accepted such assignment and assumed Prior Subtenant’s obligations and liabilities of under the Sublease.

WHEREAS, the Term of the Sublease expires on March 30, 2023.

WHEREAS, Prior Subtenant and Subtenant desire to ratify the assignment by Prior Subtenant to Subtenant as contemplated by to Section 2 of the Sublease, and Sublandlord and Subtenant desire to amend the Sublease in certain respects as provided herein. Unless otherwise expressly provided herein, capitalized terms used herein shall have the same meanings as designated in the Sublease.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Ratification of Assignment and Assumption of Sublease. Prior Subtenant, for itself and its successors and assigns, hereby acknowledges and confirms that, effective as of the Assignment Effective Date, Prior Subtenant assigned, transferred, set-over, delivered and conveyed unto Subtenant all of the rights, titles, interests, benefits, privileges and liabilities of Prior Subtenant, as subtenant under the Sublease, including its rights to the security deposit in the amount of $40,581.00, unto Subtenant, and Subtenant, for itself and its successors and assigns, hereby acknowledges and confirms that, effective as of the Assignment Effective Date, Subtenant accepted such assignment and assumed and agreed to perform and be bound by all of the covenants, agreements, provisions, conditions and obligations of the subtenant under the Sublease, including all liability in connection with the Sublease, the Prime Lease, and the Subleased Premises whether arising prior to or after the Assignment Effective Date. By Prior Subtenant’s and Subtenant’s signatures below, the assignment and assumption of the Sublease as described herein is hereby ratified and confirmed.

2. Term. The Term of the Sublease is hereby extended for a period of four (4) months to expire on July 31, 2023.

3. Base Rent. Commencing April l, 2023, Base Rent shall be $31,075.00 per month payable in accordance with the terms of the Sublease.

4. Security Deposit. The Security Deposit in the amount of $40,581.00 shall remain in effect during the Term, as extended herein, pursuant to the terms and conditions of the Sublease.

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5. Subtenant’s Notice Address. Subtenant’s address for notices as set forth in Section 9 of the Sublease is hereby replaced with the following:

Microlab/FXR LLC

25 Eastmans Road

Parsippany, New Jersey 07054

6. Broker. Each party hereto hereby represents to the other parties that the representing party has dealt with no broker, agent or finder in connection with this Amendment. Each party agrees to indemnify and hold the other parties harmless from all claims of any brokers claiming to have represented the indemnifying party in connection with this Amendment.

7. Miscellaneous. This Amendment contains the parties’ entire agreement regarding the subject matter covered by this Amendment, and supersedes all prior correspondence, negotiations, and agreements, if any, whether oral or written, between the parties concerning such subject matter. The recitals to this Amendment set forth above are incorporated herein by this reference. Except as modified by this Amendment, the terms and provisions of the Sublease shall remain in full force and effect, and the Sublease, as modified by this Amendment, shall be binding upon and shall inure to the benefit of Sublandlord and Subtenant, their successors and permitted assigns. From and after the date hereof, the term “Sublease” as used in the Sublease and in this Amendment shall refer to the Sublease, as amended by this Amendment. Sublandlord and Subtenant ratify and confirm the Sublease, as amended hereby. If any provisions of this Amendment conflict with any of those of the Sublease, then the provisions of this Amendment shall govern. The invalidity or unenforceability of any provision of this Amendment under applicable law shall not affect or impair any other provision. In the event any provision of this Amendment is invalid or unenforceable under applicable law, the parties shall use their respective best endeavors to negotiate and agree upon a substitute provision which is valid and enforceable and achieves to the greatest extent possible the economic, legal and commercial objectives of such invalid or unenforceable provision.

8. Authority. Each party to this Amendment warrants and represents unto the other parties that (i) it has full right and authority to execute, deliver and perform this Amendment, (ii) the person executing this Amendment was authorized to do so, and (iii) no consent or approval of any person or entity is necessary for the consummation by the representing party of this Amendment that has not been obtained by the representing party prior to the execution and delivery of this Amendment.

9. Counterparts. This Amendment may be executed in multiple counterparts, each of which, when assembled to include an original signature for each party contemplated to sign this Amendment, will constitute a complete and fully executed original. All such fully executed counterparts will collectively constitute a single agreement. Each party hereto expressly agrees that if the signature of any party on this Amendment is not an original, but is a digital, mechanical or electronic reproduction (such as, but not limited to, a photocopy, fax, e-mail, PDF, Adobe image, JPEG, telegram, telex or telecopy or generated by electronic signature software such as Docusign), then such digital, mechanical or electronic reproduction shall be as enforceable, valid and binding as, and the legal equivalent to, an authentic and traditional ink-on-paper original wet signature penned manually by its signatory.

[Signatures on following page]

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IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

SUBLANDLORD:

BOONTON ELECTRONICS CORP., a New Jersey corporation

By:	/s/ Michael Kandell
Name:	Michael Kandell
Title:	CFO

SUBTENANT:

MICROLAB/FXR LLC, a New Jersey limited liability company

By:	/s/ Robert Dawson
Name:	Robert Dawson
Title:	CEO

PRIOR SUBTENANT:

RF INDUSTRIES, LTD., a Nevada corporation

By:	/s/ Robert Dawson
Name:	Robert Dawson
Title:	CEO

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